UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2024

LuxUrban Hotels Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41473	82-3334945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

212 Biscayne Blvd, Suite 253, Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 269-5952

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	LUXH	The Nasdaq Stock Market LLC
13.00% Series A Cumulative Redeemable Preferred Stock $0.00001	LUXHP	The Nasdaq Stock Market LLC

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Our company has been engaged in a dedicated effort to enhance our management and operations teams through the recruitment of talented directors and officers who possess meaningful and broad experience in the hotel and online travel services industries, as well as business development expertise. These efforts have included the recently announced addition of Elan Blutinger, a hotel and travel technology veteran, to our board of directors.

In light of the passing of Don Engle, a member of our board of directors, as described herein, and as part of the above-described efforts, we also are reconfiguring our board of directors to a smaller, more efficient, and active board. To this end, we have accepted the voluntary resignation of David Berg as a director. Mr. Berg is an active member of the management of one of our company’s landlord, and his departure will avoid the possibility of future conflicts that diverge from our company’s best interests.

Our efforts also include the recent recruitment of new industry-experienced personnel and the assignment of existing management personnel to areas in which their expertise can be focused. As further described herein, we have appointed Robert Arigo as our Chief Operating Officer, Jimmie Chatmon as our Director of Revenue Management, and Brandon Elster as our Chief Development Officer.

Additionally, our founder, current Chairman of the Board and co-Chief Executive Officer, Brian Ferdinand, will transition during the period starting March 1, 2024 and ending on May 31, 2024 from the dual offices of Chairman of the Board and Chief Executive Officer to the sole role of Executive Chairman of the Board. Our current co-Chief Executive Officer and Chief Financial Officer, Shanoop Kothari, will become sole Chief Executive Officer and acting Chief Financial Officer of our company. We expect to continue our efforts in the near term with the recruitment and hiring of additional management and in-field operations personnel possessing hotel and travel industry experience, with a principal focus on hiring a Chief Financial Officer.

Robert Arigo, Chief Operating Officer

Robert Arigo shall become the Chief Operating Officer of LuxUrban Hotels Inc. effective March 15, 2024, and will bring to us more than 35 years of key leadership experience garnered through his positions with leading hotel management companies. From July 2018 to February 2024, Mr. Arigo served as Vice President for M&R Hotel Management, a company that provides hospitality development, turnaround, and management services to a portfolio of hotels throughout the United States. Mr. Arigo served from August 2012 to March 2018 as Senior Director of Operations for Hersha Hospitality Management, a hotel management company with a portfolio of 240 properties, including luxury and lifestyle properties, across the U.S. and Canada. From September 2010 to August 2012, Mr. Arigo served as the Chief Operating Officer of Widewaters Hotels, a leading developer and owner of branded and independent hotels and extended stay properties, in which position he was integral in shaping that company's growth and operational efficiency. Mr. Arigo served as General Manager, on an independent consulting basis, for numerous upscale boutique hotels from January 2008 to August 2010. From February 2005 to December 2007, Mr. Arigo was Regional Vice President of Operations for Highgate Hotels, a leading hotel management, investment, technology, and development firm, with a diverse portfolio of hotels across North America. Mr. Arigo served as the General Manager for the Belleview Biltmore Resort & Spa from November 2003 to February 2005. Prior to that time, Mr. Arigo was the Vice President of Operations and Finance for Capital Hotel Management, a privately held hotel asset management and investment advisory company, in which position he served until November 2003. From October 1994 to November 1996, Mr. Arigo was Director of Finance for Crestline Hotels, a hospitality management company focused on customer service, and from October 1994 to November 1996, he was Director of Finance for Interstate Hotels Corporation (now part of Aimbridge Hospitality), a leading, global hotel management company. Mr. Arigo commenced his career in the hotel and hospitality industry in July 1989 at Marriott International, where he played integral roles in operations and finance until October 1994. Mr. Arigo received his bachelor finance degree from Bentley University in 1989.

On March 1, 2024, our company and Mr. Arigo entered into a three-year employment agreement that provides for his full-time service to our company at an annual base salary of $375,000. Mr. Arigo was also awarded a one-time signing cash bonus of $100,000 and a one-time grant of 250,000 restricted shares of our common stock (vesting in four equal annual installments). He is also entitled to an annual bonus equal to 50% of his then base salary (“Annual Bonus”). The Annual Bonus shall be paid 50% in cash (in lump sum) and 50% in the form of an equity award with a grant date fair value equal to 25% of his then base salary (such grants vesting in four equal annual installments).

Jimmie Chatmon, Director of Revenue Management

Effective as of March 15, 2024, Jimmie Chatmon shall become our Director of Revenue Management. Mr. Chatmon has been with our company since November 2017, and served as our Chief Operating Officer from November 2022 to March 2024. Before joining our company, from July 2016 to November 2017, Mr. Chatmon worked in sales and revenue management at Vacation Rentals LLC, a provider of loyalty-branded, hotel-alternative accommodations.

On March 1, 2024, our company and Mr. Chatmon entered into a three-year amended and restated employment agreement that provides for his full-time service to our company at an annual base salary of $350,000.

Brandon Elster, Chief Development Officer

Effective as of March 1, 2024, Brandon Elster became our Chief Development Officer. From November 2022 to March 2024, Mr. Elster was our Vice President of Operations, assisting our executive management team in the growth of our hotel portfolio and our long-term lease acquisitions. From April 2020 to January 2021, Mr. Elster served on the Board of The Blackstone Valley Chamber of Commerce, an independent, not-for-profit organization that works to retain local businesses and promote the economic welfare and longevity of the Blackstone Valley, Massachusetts, in which role he developed and managed partnerships for the organization’s functions and events.

On March 1, 2024, our company and Mr. Elster entered into a two-year amended and restated employment agreement that provides for his full-time service to our company at an annual base salary of $250,000. Mr. Elster was also awarded a one-time grant of 100,000 restricted shares of our common stock (vesting in four equal annual installments).

Brian Ferdinand, Executive Chairman of the Board

On March 1, 2024, Brian Ferdinand and our company executed an amendment to his employment agreement, dated as of August 7, 2023 and effective October 1, 2023 (“August 2023 Ferdinand Employment Agreement”), pursuant to which during the period from March 1, 2024 through May 31, 2024 (the “CEO Transition Period”), Mr. Ferdinand will transition from the position of Chairman of the Board and co-Chief Executive Officer to the sole position of Executive Chairman of the Board (such transition to be deemed automatically completed on June 1, 2024). In his role of Executive Chairman of the Board, Mr. Ferdinand will be responsibility for all customary Executive Chairman duties and will also oversee the day to day management of our company’s acquisition and long-term lease acquisition activities. During the CEO Transition Period, he will also assist Shanoop Kothari, our current co-Chief Executive Officer and Chief Financing Officer, in assuming the role of sole Chief Executive Officer, as further described below.

On March 1, 2024, our company and Mr. Ferdinand entered into an amendment to the August 2023 Ferdinand Employment Agreement that reflects his transition to Executive Chairman. Under this amendment, Mr. Ferdinand has agreed to lower his annual base salary by $375,000 to accommodate Mr. Arigo joining the company’s management team. All other terms of the August 2023 Ferdinand Employment Agreement remain unchanged by the amendment. Mr. Ferdinand plans to remain chairman of the board through his existing term and a director thereafter, subject to renomination and re-election.

Shanoop Kothari, Chief Executive Officer and Chief Financial Officer

On March 1, 2024, Shanoop Kothari and our company executed an amended and restated employment agreement, pursuant to which during the CEO Transition Period, Mr. Kothari will transition from the position of co-Chief Executive Officer and Chief Financial Officer to sole Chief Executive Officer and Acting Chief Financial Officer. In his role of Chief Executive Officer, Mr. Kothari will oversee the day to day operations and implementation of the strategic plans of our company. While he will also serve as Acting Chief Financial Officer, our company is actively seeking to hire a Chief Financial Officer with material hotel and travel industry experience to assume this role.

On March 1, 2024, our company and Mr. Kothari entered into an amended and restated employment agreement providing for a three-year term of employment, with a base salary of $600,000 per year (reduced from Mr. Kothari’s base salary under this prior employment agreement with our company) and which provides for potential annual bonuses in the discretion of the board, based on performance metrics to be determined by the board.

Departure of Two Directors

On February 28, 2024, David Berg resigned voluntarily from our board of directors. On March 1, 2024, our company was advised of the passing of Donald Engle, a member of our board of directors. It is the current intention of our company to maintain the board at five members. Giving effect to these departures, our current board is comprised of Brian Ferdinand, Elan Blutinger, Leonard Toboroff, Aimee Nelson, and Jeffrey Webb. Four of our five directors are independent directors under applicable Nasdaq rules.

Item 7.01	Regulation FD Disclosure.

The information contained in Exhibits 10.1, 10.2,10.3, 10.4, and 10.5 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended or the Securities Act of 1933, as amended whether made before or after the date hereof and irrespective of any general incorporation language in such filings.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description
10.1	Employment Agreement, dated as of March 1, 2024, between LuxUrban Hotels Inc. and Robert Arigo.

10.2	Amended and Restated Employment Agreement, dated as of March 1, 2024, between LuxUrban Hotels Inc. and Jimmie Chatmon.

10.3	Amended and Restated Employment Agreement, dated as of March 1, 2024, between LuxUrban Hotels Inc. and Brandon Elster.

10.4	Amendment, dated as of March 1, 2024, to Brian Ferdinand Employment Agreement

10.5	Amended and Restated Employment Agreement, dated as of March 1, 2024, between LuxUrban Hotels Inc. and Shanoop Kothari.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2024	LUXURBAN HOTELS INC.

	By:	/s/ Shanoop Kothari
		Name:	Shanoop Kothari
		Title:	Chief Financial Officer, President and Secretary

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